PLEDGE AND ESCROW AGREEMENT


     THIS AGREEMENT, made this 30th day of July, 1999 by and between LADSLEIGH INVESTMENTS LIMITED, BVI, Stockholder of FRONTEER CAPITAL, INC., a Delaware corporation, hereinafter referred to as PLEDGOR, and eVision USA.COM,INC. hereinafter referred to as PLEDGEE, and eVision USA.COM, INC. hereinafter referred to as ESCROWEE;

                              W I T N E S S E T H:

     WHEREAS, the Pledgor is the holder of all of the issued and outstanding stock of Fronteer Capital, Inc., a Delaware corporation, hereinafter referred to as the CORPORATION; and

     WHEREAS, Ladsleigh Investments Limited, BVI has the date hereof obtained the title to all that certain stock of Fronteer Capital, Inc., a business located at 1700 Lincoln Street, 32nd floor, Denver, Colorado 80203, and in connection therewith, has executed and delivered to the Pledgee a promissory note in the principal sum of Two Million Eight Hundred Fifty Thousand ($2,850,000.00) Dollars; and

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, and also for and in consideration of the sum of One ($1.00) Dollar to each of the parties in hand paid, the receipt whereof is hereby acknowledged, IT IS MUTUALLY AGREED as follows:

     1. Ladsleigh Investments Limited, BVI, the stockholder, hereby assigns, transfers and sets over to the Pledgee, its successors and assigns, all of its right, title and interest in and to all of the shares of stock outstanding, authorized and issued in and to Fronteer Capital, Inc., together with all of its right, title and interest to all dividends therefrom, and all rights of preemption, or other rights thereto attached, specifically with regard to the present 100,000 shares issued, as follows: 100,000 unto the Escrowee named herein.

     2. Ladsleigh Investments Limited, BVI, as additional collateral, hereby assigns over to the Pledgee, all of its right title and interest in and to the outstanding shares of International Assets Holding Corp., Anex International Holding Ltd. and Heng Fung Holdings Company, Ltd. owned by Fronteer Capital, Inc., as follows: 15,620 shares of International Assets Holding Corp, 18,950,000 shares of Anex International Holdings Ltd. and 119,790,000 shares of Heng Fung Holdings Company, Ltd.

     TO HAVE AND TO HOLD, such shares of stock, dividends, income, issues and rights to the said Pledgee, its successors and assigns, and to it and its own use forever, but subject, nevertheless, to and upon the following terms, provisions and conditions:

     That, so long as the terms, provisions and conditions of this Agreement shall be kept, observed and performed by the said Stockholder, the Stockholder shall have the right to vote the said shares of stock at all meetings of the Stockholders of Fronteer Capital, Inc., a Delaware corporation, International Assets Holding Corp., Anex International Holding, Ltd. and Heng Fung Holdings company, Ltd., provided, however, that without the prior written consent of the Pledgee, the Stockholder shall note vote, the said shares of stock or any of them, for any of the following purposes:

     (a)  To mortgage the property and franchise of the said Corporation;

     (b)  To guaranty the bonds of another Corporation;

     (c)  To sell the Franchise and property of the said Corporation;

     (d)  To consolidate or merge, or to dissolve the said Corporation;

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     (e)  To  increase,  reduce  or  otherwise  change,  in any  manner  or form
          whatsoever,   the  present   authorized  capital  stock  of  the  said
          Corporation;

     (f) To issue any of the unissued stock of the said Corporation or to sell any of the treasury stock of the said corporation now or hereafter acquired, or to contract for the sale or to sell or assign or otherwise transfer any right or contractual right which it may have.

     2. That the Stockholder and the said Corporation covenant that, so long as any part of the said indebtedness shall remain unpaid;

     (a) The said Corporation shall and will at all times comply with all acts, laws, rules, regulations, and order of any national or state legislature, executive, administrative or judicial body, commissioner or officer exercising any power of regulation or supervision over the said Corporation or over any part of any of its assets; and

     (b) The Corporation shall and will, at all times, maintain the corporate organization, and will not permit or suffer any use or nonuse of its corporate authority and franchise so that its corporate authority and franchise may become, in any wise, forfeited or forfeitable; and

     (c) The Corporation will not assign, transfer, mortgage, hypothecate or pledge its personal or real property or any substantial part thereof.

     3. That the Stockholder covenants and agrees that he shall and will, from time to time, pay and discharge all the taxes, assessments and government charges lawfully imposed upon the Fronteer Capital, Inc. stock hereby pledged or transferred or upon any part thereof, the liens of which might or could be held prior to the lien of these premises so that the priority of these presents may be duly and fully preserved, and that the Stockholder shall not and will not do so or suffer any matter or thing whatsoever, whereby the lien of these presents might or could be impaired until the promissory note hereby secured, together with all interest accrued thereon, and all other claims hereunder, shall be fully paid, satisfied and discharged.

     4. That the Stockholder and the said Corporation covenant that if any action at law or in equity or any other proceedings shall be commenced against the said Corporation, then, and in such event, they will immediately, in writing, notify the Pledgee thereof.

     5. That the Stockholder and the said Corporation covenant they will, at any time and from time to time hereafter, upon the request of the Pledgee, do, execute, deliver and/or perform all such further acts, deeds and things as shall be advised, devised or required to effectuate the intention of this agreement and to secure and confirm to the Pledgee all and singular the property security and rights hereinafter described, and hereby intended to be assigned, transferred and conveyed as collateral security, as to render the same and each portion thereof whether now owned or an equity hereafter secured, subject to the terms, provisions and conditions in this agreement contained.

     6. The Stockholders, Officers and Directors of Fronteer Capital, Inc., a Delaware corporation, hereby warrant, represent and covenant to and with the
Pledgee: (a) that the said corporation is a corporation which is authorized to issue only one hundred thousand (100,000) shares of common, no par value stock; and (b) that there are issued and outstanding one hundred thousand (100,000) shares of said stock issued as before noted.

     7. That in case any one or more of the following events, hereinafter called "events of default" the following shall happen:



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     (a) Default in payment of the said promissory note, whether at maturity, by acceleration or otherwise, if default continues for more than fifteen (15) days and after written notice of default is given to and received by Pledgor by personal service or certified mail;

     (b) Default in the performance or observance of any of the covenants or agreements contained in Articles 1, 2, 3, 4 and 5 of this collateral security agreement;

     (c) If the said Corporation shall become insolvent, or a petition in bankruptcy shall be filed against the Corporation, or if a petition for reorganization whether voluntary or involuntary shall be filed by or against the said Corporation in any court of competent jurisdiction, or if the said Corporation as an insolvent shall take advantage of any other relief now or hereafter permitted by the National Bankruptcy Act or of any state insolvency laws, or if the said Corporation shall make a general assignment for the benefit of creditors, of if any order, judgment or decree shall be entered by any court appointing a receiver of said Corporation, or if any proceeding or action shall be commenced for the dissolution of said corporation, or if an money judgment or a judgment for the transfer or delivery of property shall be entered against the corporation and remain unpaid for over thirty (30) days and an appeal not filed;

     8. That upon failure of the said corporation and the stockholder duly and punctually to pay the said indebtedness or any part thereof as set forth above, as and when due as hereinbefore provided, or as provided in the said note, then and in such event the Escrowee shall within fifteen (15) days from the due date, give written notice to Pledgor, without demand for payment and without advertising, each and all of which is and are hereby expressly waived, sell any or all of the said shares of stock at public sale. The proceeds of such sale shall be applied as far as needed, towards the payment of the whole, of the indebtedness, together with the interest and expenses of sale. Ten (10) days' written notice of said sale shall be given to the Pledgor and the default may be cured within that ten (10) day period. It is expressly understood and agreed that the Pledgee may itself be the purchaser at any such sale of the whole or any part of the said shares of stock sold, free from any right or equity of redemption, such right and equity being hereby expressly waived and released, and any surplus shall be paid to the Pledgor. The Officers of Fronteer Capital, Inc. shall execute any and all instruments for the effective transfer of the stock, and the Officers, by this instrument, upon default as above-described, shall resign as Director.

     9. That no remedy or right herein conferred upon or served to the Pledgee is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder, and now or hereafter existing at law or in equity.

     10. All dividends, which may be declared, are to be paid by the Corporation to Pledgor until and unless there has been a default as hereinafter provided.

     11. Upon payment of the indebtedness to the Pledgee, said Pledgee shall re-assign and re-transfer to Pledgor the said shares of stock, and this agreement shall expire.

     12. All parties hereto further agree, to pay on demand as well as indemnify and hold the Escrowee harmless from and against all costs, damages, judgments, attorneys' fees, expenses, obligations and liabilities of any kind or nature which in good faith the Escrowee may incur or sustain in connection with or arising out of this escrow agreement, and the Escrowee is hereby given a lien upon all the rights, title and interest of each of the undersigned in all escrowed papers and other property and monies deposited in the escrow to protect the rights and to indemnity and reimburse him in this agreement.



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     13. That this agreement  shall bind the parties hereto,  their  respective, heirs, executors, administrators, successors and assigns.

                                  LADSLEIGH INVESTMENTS LIMITED, BVI
                                  As Stockholder of
                                  FRONTEER CAPITAL, INC.,  Pledgor

                                  By: /s/ Robert H. Schandler
                                     -------------------------------------------
                                     Robert H. Schandler, Director

                                  eVision USA.COM,INC., Pledgee


                                  By: /s/ Robert H. Trapp
                                     ------------------------------------------
                                     Robert H. Trapp, Managing Director

                                  eVision USA.COM,INC., Escrowee


                                  By: /s/ Robert H. Trapp
                                     ------------------------------------------
                                     Robert H. Trapp, Managing Director









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